QUESTIONS ABOUT THE MONSANTO ACQUISITION

A few questions have been raised that were not included in the Q&A issued last week. Jag has provided some answers to these questions and will continue to be available to answer questions as they arise and as he gets more information.

How will the D&PL pension plan change, if at all, and will vacation and service time roll over, as is, to Monsanto vacation and service time?

         These issues on benefits have simply not yet been addressed with Monsanto. We will learn a lot of this type of information during the transition period. I can say that, for the pension, what is earned is earned. For the other plans, Monsanto is a company with much greater resources and we anticipate that they will have the same or better benefits based on my educated guess. But we will not know definitively until the transition planning starts.

What will happen to the retirement benefits currently being collected by retired D&PL employees? Will their retirement check come from Monsanto after this transaction closes?

         Benefits will come from the Pension Plan Trust as it does today. These funds are held in trust for the pension participants and no one can touch them, nor can anyone reduce a participant's benefit.

What happens to our locations like the one in Scott?

         The contract reads in part: "Parent [defined as Monsanto] currently intends to maintain offices, facilities and operations of the Company [defined as D&PL] at their current locations. Parent looks forward to continuing the strong relationship developed by the Company with the community in Scott, Mississippi."


The SEC requires the following legal copy to accompany all communications regarding the acquisition until the shareholder vote is held:

In connection with Monsanto Company's ("Monsanto") proposed acquisition of Delta and Pine Land Company ("D&PL") pursuant to the terms of an Agreement and Plan of Merger by and among D&PL, Monsanto, and a wholly-owned subsidiary of Monsanto, D&PL will file a proxy statement with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about D&PL, without charge, at the SEC's Internet site (www.sec.gov). These documents may also be obtained for free from D&PL's Investor Relations web site (www.deltaandpine.com) or by directing a request to D&PL at: Delta and Pine Land Company, Corporate Offices, P.O. Box 157, Scott, MS 38772.


D&PL and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from D&PL's stockholders in respect of the proposed transaction.

Information regarding D&PL's directors and executive officers is available in D&PL's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on November 29, 2005. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.
This written communication contains forward-looking statements that involve risks and uncertainties concerning Monsanto's proposed acquisition of D&PL, D&PL's expected financial performance, as well as D&PL's strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Monsanto and D&PL to the transaction; Monsanto's ability to successfully integrate D&PL's operations and employees; and general economic conditions. In addition, please refer to the documents that Monsanto and D&PL file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by each of Monsanto and D&PL identify and address other important factors that could cause their respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Monsanto and D&PL are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.